UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment Number 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH TEXAS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1311	27-4556048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5057 Keller Springs Road, Suite 300
Addison, Texas 75001
469-718-5572
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco TX 75034
972- 963-0012
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
North Texas Energy, Inc. 5057 Keller Springs Road, Suite 300Addison, Texas 75001, 469-718-5572

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.
_________________

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common	2,000,000	$1.00	$ 2,000,000	$ 229.20
Total	2,000,000	-	$ 2,000,000	$ 229.20

(1)             The proposed offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS
Subject to completion, dated July 26, 2012

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

North Texas Energy, Inc.
5057 Keller Springs Road, Suite 300 Addison, Texas 75001
469-718-5572

This prospectus relates to the sale of 2,000,000 shares of the common stock of North Texas Energy, Inc.
Offering Made Without an Underwriter
 See the Section Offering-Plan of Distribution in the Prospectus

This offering is self-underwritten and conducted on a “Best Efforts No Minimum basis and will end one year from the date that the registration statement is effective. No arrangement has been made to escrow funds received from the stock sales pending the completion of the offering. In that regard, proceeds from sales of the common stock will be delivered directly to the company as sales occur. Directly funding the company from the common stock sales exposes investors to significant risks as disclosed further in the section The Offering-Plan of Distribution. Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the company may fail to raise enough capital to fund its business plan and operations and its possible that investors may lose substantially all of their investment. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering. The Company does not intend to sell any specific minimum number or dollar amount of securities but will use its best efforts to sell the securities offered.

A Total 2,000,000 Shares of Common Stock Par Value $ 0.00001 per Share
 Offered at $1.00 (One Dollar) Per Share

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL SECURITIES EXCHANGE AND IS NOT QUOTED ON ANY OVER-THE-COUNTER MARKET.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN “WHERE YOU CAN FIND MORE INFORMATION” ON 18 BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9.  IN THIS PROSPECTUS, REFERENCES TO “ THE COMPANY,” “WE,” “US” AND “OUR” AND SO FORTH REFER TO THE MERGED OR COMBINED COMPANIES AS ONE ALTOGETHER SUBSEQUENT TO THE MERGERS AND COMBINATION OF THE RESPECTIVE BUSINESSES INTO NORTH TEXAS ENERGY, INC. AND ITS SUBSIDIARIES.

HISTORY OF THE ORGANIZATION- NORTH TEXAS ENERGY, INC.
PURCHASE AND SALE AGREEMENT WITH REMINGTON OIL AND GAS, INC.

North Texas Energy, Inc. was organized in Nevada in January 2011. We are a combination of three companies, each originally founded for same purpose. The predecessors to NTE are Remington Oil and Gas, LLC a Texas Limited Liability Company and Remington Oil and Gas, Inc. a Nevada corporation. During 2009 and prior Remington Oil and Gas, LLC had acquired Oil Field leases in North Texas, in Upshur and Milam counties.  In January 2010 Remington Oil and Gas, Inc. acquired all of the outstanding ownership interests of Remington Oil and Gas, LLC. In the process, Remington Oil and Gas, Inc., acquired the oil and gas leases in North Texas that had been previously assigned to Remington Oil and Gas, LLC. In January 2011 North Texas Energy, Inc. acquired Remington Oil and Gas, Inc. through a share exchange agreement. Also in January 2011 the Purchase and Sale agreement with Remington Oil and Gas, Inc., gave title to the oil and gas leases that were the property of Remington Oil and Gas, Inc. to North Texas Energy, Inc. The Purchase and Sale Agreement (see exhibit 2.2) transferred title of Remington’s well-head equipment to North Texas Energy, Inc. and provide for the acquisition of all of the outstanding shares of Remington Oil and Gas, Inc. by North Texas Energy, Inc. in a one-for-one exchange.

THE BUSINESS OF THE COMPANY

North Texas Energy, Inc. (NTE) is a non-traditional Crude Oil and Natural Gas producing company. The company has acquired title to Oil and Natural Gas leases in the state of Texas in Milam and Upshur counties. The company controls 100% of the working interest in the Texas leases. There is substantial oil exploration and production currently in the areas in which the company holds ownership rights to the oil and gas reserves that the company seeks to bring to market. The company's business is the re-entering of oil fields containing formerly producing wells and oil reserves and employ methods to recover the remaining reserves of crude oil and natural gas. The company has now on its leased property a total of eighteen drilled wells having well head equipment installed. The well head equipment is that equipment used to bring the reserves of oil and natural gas to the surface and to store it or deliver it to market for sale.

NTE is an “Enhanced Oil Recovery” (EOR) company. EOR is a term used to describe a variety of methods by which oil reserves are recovered from existing oil fields that were not completely exhausted using standard methods. We are not an “exploration company” in the sense that our business and our methods do not involve an attempt to explore for new oil reserves but rather to exploit existing known oil fields using other than “standard” recovery methods. In simplified terms, the "standard" methods of producing oil and natural gas from its location in natural reservoirs in the earth is to drill a relief (well) into the reservoir and allow the reservoir's crude oil to surface because of the natural pressure that exists in the reservoir structure underground. Once a well is finished and a well casing is in place the oil and natural gas will surface under its own pressure or with a small amount of suction introduced into the well. As the oil surfaces so does the natural gas.  The gas and oil are separated and stored or delivered directly to market.

Enhanced Oil Recovery methods identify the process(s) by which substantial amounts of oil and gas that remain in a field reservoir, after standard recovery methods are exhausted, can be recovered using a variety of methods of enhancing the natural pressure in a reservoir or using some other method to release additional trapped oil in the reservoir. EOR allows for the recovery of significantly more oil from the same field by introducing additional pressure or other geological changes in the reservoir. The original well, well casing and well head equipment, are used in the process.

NTE intends initially to use an EOR method called "microbial injection" to induce pressure in its oil field reservoirs and allow for the remaining oil reserves to be recovered. Microbial injection is the process by which nutrients or compounds are injected into an oil field to allow for the natural enhancement of the movement and release of the oil out of the reserve.  According to the U S Department of Energy Fossil Energy report on Oil and Natural Technologies “Enhanced Oil Recovery” "Conventional primary and secondary recovery operations often leave two-thirds of the oil in the reservoir at the time of abandonment. Enhanced oil recovery methods have the potential for recovering much of the remaining oil." - U.S. DOE. The concept is to use natural environmental reactions to improve the recovery of oil trapped in porous media in the reservoir or without sufficient pressure to allow the oil and gas to be expressed normally from the reservoir to above ground. In each different oil field, the method by which EOR can be successful is dependent on the oil field and reservoir structure. The uniqueness of each field may involve unique EOR methods which can be any combination of methods involving the use of expertise in the disciplines of geology, chemistry, and microbiology as well as fluid mechanics and a variety of engineering applications.

The company relies on the science and practice of qualified petroleum engineers to identify oil and gas reserves in oil fields that we wish to enter and begin producing operations (see “Petroleum Engineer's Report” in the supplemental information attached to this prospectus). Additionally, NTE will rely on oil reserve identification methods such as seismic analysis and interpretation. We rely on engineering analysis and written reports that indicate (based on professional opinion) the character and type of oil reserves that may be in any particular oil field (See the section on “Risk Factors” for more information). Once NTE identifies an attractive field, we attempt to enter into an agreement to acquire lease title to the field and begin the process of producing oil and natural gas from the field using currently known effective EOR methods.

DESCRIPTION OF THE OIL AND GAS LEASE RIGHTS AND RESERVES

In order to determine the cost-effectiveness and feasibility of the company’s plan to produce oil from its leased oil and gas properties a professional petroleum engineer’s Technical Report was commissioned by the company to determine the estimated hydrocarbon reserves in the geological structures under the ground leases. That report is included in this prospectus in Exhibit 99.1 and provides analytical data and conclusions that make estimates of the reserves the company holds title to in two separate geological formations that are known to be rich in hydrocarbon reserves including oil and natural gas. The formations are referred to as shale formations for their type of geological composition underground. These types of formations have recently been the focus of oil and natural gas exploration and production companies because they are predicted to contain significant amounts of recoverable crude oil and natural gas. The Technical Report in Exhibit 99.1 to this prospectus gives detailed information about the location and structure of the geology contained in the leases. The leases are recorded in the counties that they exist in and are on record and identified in the records of the Texas Railroad Commission who has regulatory management authority over oil and gas leases in the state of Texas.

THE HAYNESVILLE & EAGLEFORD SHALE FORMATIONS

Haynesville Shale Formation

The company has property rights in two different established oil fields. In East Texas (Upshur County), the company holds leases in the East Texas Oil Field, within the “Haynesville Shale”. The Haynesville Shale is a geological formation that underlies parts of Arkansas, Louisiana and East Texas. The East Texas Oil Field (located in the Haynesville Shale formation) has been producing oil and natural gas for some time now and the company will focus its initial efforts in the East Texas Oil Field on implementing Enhanced Oil Recovery techniques. The company’s East Texas oil field leases would be the quickest wells to bring on-line and produce crude oil for sale. As production begins from the shallow existing wells the process of deep lateral well drilling and fracturing at significantly deep locations in the geological structure will begin. Production of oil in Upshur County (referred to as the Haynesville Shale formation) will begin with the process of refurbishing eleven existing wells. Once those wells are clean and operational, the enhanced oil recovery technique called microbial injection will begin.

Eagleford Shale Formation

The company also has leased property in Milam County Texas in a geological formation referred to as the “Eagleford Shale Formation”. The Eagleford Shale Formation underlies much of South and East Texas and is also a hydrocarbon rich underground geological formation in which a significant amount of crude oil and natural gas exists. The company plans to conduct deep horizontal drilling and fracturing activities on its leases in the Eagleford Shale. Many already producing deep horizontal wells exist in the formation and the formation was the most active in the U.S. in 2010 for drilling permits.

Information Related to Large Geological Shale Formations and Their Estimated Natural Resources

A great deal of  information is published and available from a variety of sources in the public domain and from private sources that detail the geology and hydrocarbon (crude oil and natural gas) producing activities and resources in both the Eagleford and Haynesville Shale Formations. A substantial amount is available via the World Wide Web (The Internet).

 Oil Reserves-Technical Report on North Texas Energy Oil & Gas Leases

 On its owned leases in Upshur and Milam counties Texas the company has Proved Reserves of Crude Oil totaling 689,474 barrels as identified by the Petroleum Engineer’s Technical Report (Exhibit 99.1) and summarized in the table below.  Additional Disclosures relating to the company’s proved oil reserves and the results of the company’s producing operations can be found in the Notes to the Financial Statements.

NORTH TEXAS ENERGY INC. SUMMARY RESERVE QUANITY INFORMATON
FOR THE YEAR ENDED DECEMBER 31, 2011

	TOTAL	CRUDE OIL	USA-TEXAS
			M.W. Balch	New Diana
Proved Developed Reserves
Purchase of Minerals in Place	689474	689474	291794	397680
Total Proved Developed Reserves	689474	689474	291794	397680

Entity's Share (100%)	689474	689474	291794	397680
(Total Consolidated Reserves)

THE COMPANY'S BRIEF OPERATING HISTORY

The company had no field operations or activity in 2009 and has not had any in 2011. Although the company is not currently operating in the field, it had brief field operations during 2010. Beginning in 2010, the company obtained funding from the private sale of its common stock (see the section "Recent Sales of Unregistered Securities" for more information). Along with the use of those funds and trade credit, the company began refurbishing and repairing the wells existing on the leased property for production and use. Working capital in the form of approximately $206,000 in cash from unregistered common stock sales along with trade credit from suppliers and contractors of $98,000 was used in the process. Financial information covering the company's relevant operating history follows after this section (see the sections "Management's Discussion and Analysis" and "Financial Statements") Other than during 2010, no significant financial or operational activity has occurred.

THE OFFERING-PLAN OF DISTRIBUTION

This prospectus refers to the sale of 2,000,000 shares of the company's common stock. The company has outstanding common stock totaling 5,831,000 shares and intends to issue another 2,000,000 shares to the public in the offering. The offering of the shares is made by the company through the best efforts of its management and no underwriter is involved. The company is responsible for all of the costs of the offering. The shares may be sold by the company to any qualified individual or entity and are sold for cash only. The offering will end on the first anniversary of the effective date of the registration statement. It is likely that not all of the stock offered will be sold to investors immediately. It is likely that a delayed sale of the securities will take place over an extended period of time. The following table shows the possible outcomes for computing the company's outstanding stock given partial sales of the total offering given in percentage intervals. The company has made no plans to place the proceeds of the offering in escrow or trust account. The proceeds are to be used when available. Immediate use of the proceeds when received in the company’s accounts regardless of the total received at any time during the offering has  the possibility of having a negative effect on investors.  Because the offering has no set minimum and there is no plan to escrow the offering proceeds, the company may fail to raise enough capital to fund its business plan and operations and its possible that investors may lose substantially all of their investment. .North Texas Energy Inc. is registering 2,000,000 shares of its common stock for offer and sale. There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer The Company is bearing all expenses in connection with the registration of the shares of the company. We are offering the shares on a "self-underwritten" basis directly through Kevin Jones our Chief Executive Officer and Director named herein who will not receive any commissions or other remuneration of any kind for selling shares in this offering except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This offering will terminate upon the earlier to occur of (i) the first anniversary of the effective date of the registration statement, (ii) the date on which all 2,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continual basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one year from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Jones will not register as a broker-dealer pursuant to Section 15 of the Exchange Act but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Jones is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Jones will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jones is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jones will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Jones has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The price per share is fixed at $1.00.  Prior to being quoted on any national public stock exchange the Company may sell its shares in private transactions to individuals or qualified entities. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that an agreement with a market maker to file the necessary documents with FINRA  which operates the OTC Electronic Bulletin Board, can be made nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company will be made at the price of $1.00.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. The company will pay all expenses incidental to the registration of the shares (including registration costs pursuant to the securities laws of certain states).

Beginning and Cumulative Number of Shares Outstanding Based on Sales of Common Stock

Prior to Offering	25% Sold	50% Sold	75% Sold	100% Sold

5,831,000	6,331,000	6,831,000	7,331,000	7,831.000

Gross Proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000

Of the total number of shares outstanding prior to the offering of 5,831,000 approximately 5,000,000 are held by “control persons”. Those shares are restricted until March 24, 2013. The remaining 831,000 shares are held by private investors who acquired their stock via the stock exchange between Remington Oil and Gas, Inc. and North Texas Energy, Inc. on January 12, 2011. Those shares will remain restricted until no sooner than January 12, 2012.

SUMMARY CONSOLIDATED FINANCIAL DATA

We have prepared the following summary of our consolidated financial statements. The summary of our consolidated financial data set forth below should be read together with our separate Audited Financial Statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

NORTH TEXAS ENERGY, INC. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
BALANCE SHEETS
AT DECEMBER 31, 2009, 2010 &  2011

	12/31/2011	12/31/2010	12/31/2009
Current Assets
Cash	-	-	-
Total Current Assets	-	-	-
Property, Plant & Equipment
Well Head Equipment	$89,410	$89,410	$89,410
Proved Oil and Gas Reserves	2,543,890
Total Assets	2,633,300	$89,410	$-0-

Total Liabilities	$148,174	$148,174	$144,367
Total Stockholder’s Equity	2,485,126	$(58,764)	$(54,957)
Total Liabilities & Stockholder Equity	$2,633.300	$89,410	$89,410

TEXAS ENERGY INC. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
INCOME STATEMENTS
FOR THE TWEVE MONTHS ENDED DECEMBER 31, 2009, 2010 & 2011

	12/31/2011	12/31/2010	12/31/2009

Oil and Gas Producing Income	-	-	-
General Operating Expenses	-	(209,833)	(54,957)

Net Income (Loss) Before Extraordinary Item	-	(209,833)	(54,957)

Extraordinary Item- Gain on Purchase of Oil Field Assets, Liabilities & Mineral Reserves	2,543,890	-	-

Net Income	2,543,890	(209,833)	(54,957)
Earnings Per Share	.44	(.036)

NORTH TEXAS ENERGY, INC. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
STATEMENT OF CASH FLOWS
FOR THE TWEVE MONTHS ENDED DECEMBER 31, 2009, 2010 AND 2011

	12/31/2011	12/31/2010	12/31/2009

Net Income from Operations	$2,543,890	$(209,833)	$(54,957)
Adjustments to Reconcile Net Income
To Net Cash From Operations
Increase in Accounts Payable		3,806	94,367
Increase in Short Term Leases			50,000
Net Gain-Extraordinary Item	$(2,543,890)
Investing Activities-Equipment			(89,410)
Sale of Common Stock		$206,027	$-
Net Cash Change for the Period	$-	-	-

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock. This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The Company considers the following to be the material risks for an investor regarding this offering.  North Texas Energy Inc. should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Lack of an Operating History

The company has a very brief operating history. During its brief operating history the company has not recognized any revenue from its operations. The company has used capital provided by shareholders and trade credit to provide operations capital during its brief operating history. The company may not immediately realize any revenue from its operations unless it obtains sufficient funding for its oil producing activities. The company’s brief operating history and inability to yet realize any income from its efforts should be considered as a substantial risk to investors who purchase the securities of the company.

Lack of Profitable Operations in Recent Periods

The company has not yet had a fiscal period in which it realized a profit. The company believes that in order to realize a profit it must obtain financing to complete its oil well equipment Authorizations for Equipment (AFE).  Without such financing the company will not be able to put equipment in place that would allow for production to begin. The company believes that the proceeds of the offering or some other financing is essential in order to begin producing crude oil and recognize income from its oil field operations.

Our Financial Position

The company is in a negative financial position. The company has no current resources from which to draw on to execute its business plan. The company is relying heavily on its ability to sell the securities contemplated by this offering in order to provide much needed working capital for the execution of its business model. The company has diligently been making alternative plans for financing separate from the sale of its common stock but has not yet been successful in doing so. Our business could fail if we do not obtain adequate financing, resulting in the complete loss of an investment. If we are not successful in earning revenue once we have started our activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for alternative methods of financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the company's operations results.

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business model will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial condition.

Our Proposed Business is Inherently Risky

A significant risk factor directly affecting our business is the price of crude oil at market. The market price at which the company could sell its oil production to market is the price as stated for “Western Intermediate Light Sweet Crude Oil”. Since a low price of about thirty dollars ($30) per barrel was reached in 2008, the average price per barrel has fluctuated greatly but averaged about seventy-four dollars ($74) per barrel. The average price per barrel in 2011 was $ 94.86 per barrel according to the U.S. Energy Information Administration. In our plans for recovering oil from our proven reserves we will need the price of crude oil at market to stay above the price averaged at about twenty-dollars ($20) per barrel. Below the price of twenty dollars per barrel, we will have to carefully evaluate the timing and the methods we use for recovery of oil and natural gas in order to make the process profitable.

  Environmental Impact Including New Legislation

As was discussed earlier in the section “The Business of Our Company”, we are an oil and gas production company that uses new processes that allow for the production of oil from existing reservoirs that are residual reserves left after standard methods of relieving oil from known reserves has been exhausted. The new methods involve introducing into the geology of a reservoir, materials that have no known undesirable environmental impact on the geological formation we are operating in. If in the future it is found that a not predictable undesirable impact is related to our oil recovery methods, we may be prevented from using methods we now know to be cost effective and safe such as the methods we now plan to use discussed also in the section “The Business of Our Company”. If in any case the method of recover that we choose is found to have undesirable affects on the environment that we operate in or around, it might prevent us from recovering oil in a cost-effective way. Of specific concern on an on-going basis, is how or if our recovery process has any impact on the aquifer (drinking water) system contained in the geological system we are attempting to recover oil in. Any undesirable impact to the drinking water system would have a serious impact on our ability to continue operations.

Reliance on Experts

As was discussed earlier in the section “The Business of Our Company”, we are entering existing oil fields where proven oil reserves exist. In addition, there are additional “probable” reserves of oil in the field that we intend to recover. The amount and type of reserves we intend to recover are identified and characterized for us by experts in the petroleum business with many years of experience using accepted methods of identifying and characterizing oil reserves in geological formations.  We know that previous recovery operations were successful and we know that experts indicate that substantial reserves of crude oil and natural gas remain in the oil field reservoir. What we don't know is how accurate the estimates of the experts are. If in fact the experts' estimates of the amount and characterization of the reserves are that we intend to recover are significantly inaccurate it would have a serious negative impact on our business.

Our Business as a “Going Concern”

In expressing an opinion on our financial statements, our auditor has expressed its opinion as to our business being a “going concern”. Such an opinion indicates that the business lacks sufficient liquidity to remain operating as a business entity. Specifically, if our business fails to raise sufficient capital in order to conduct day-to-day business operations, it will fail to operate completely. At this time, we have no arrangements other than issuing short term debt and this offering to supply working capital needed to conduct day-to-day business. It is possible that additional arrangements can be made above and beyond the offering but those arrangements are not guaranteed.

USE OF PROCEEDS

The company has evaluated its needs and intends to use the proceeds of the offering in following priorities. Actual proceeds would be net of any offering costs or fees.

Purpose	% of Total Milestone of completion of Offering
	25%	50%	75%	100%
General Operations	$100,000	$350,000	$550,000	$625,000
Well Refurbishment & Preparation	$275,000	$375,000	$475,000	$650,000
Indirect Drilling Costs	$100,000	$250,000	$400,000	$625,000
Working Capital	$25,000	$25,000	$25,000
Lease Acquisitions			$50,000	$100,000

Total of Offering (Actual Expenditures would be net of any fees or commissions)	$500,000	$1.000.000	$1,500,000	$2,000,000

After the offering is complete no material other funding aside from that generated by operations is intended to be needed. Aside from reducing current liabilities in the form of existing trade accounts payable, the proceeds are not being use to extinguish any prior debt or to acquire any particular equipment or assets not identified in the prospectus or not used in our normal course of business.

MANAGMENT'S DISCUSSION AND ANALYSIS

Overview

North Texas Energy, Inc. is in its development stage. The results of operations show how capital intensive and profitless the oil and gas production business is at start up. The progress so far has been limited by severely limited access to working capital. One of the most important economic factors in the U.S economy is the successful exploration and production of crude oil and natural gas. North Texas Energy, Inc. is committing its business and resources to the production of crude oil and natural gas that remains in geological formations in oil fields that have been previously explored and have produced significant amounts of crude oil already. Data and research produced by the Department of Energy zzzz indicates that additional significant reserves of crude oil and natural gas remain in fields that were once productive in the past.  In recent years and with the price of crude oil steady at about seventy-four dollars per barrel (since 2008), new production methods have emerged as cost-effective in recovering the substantial remaining oil that has not been recovered using standard methods. North Texas Energy, Inc. entered into the business of recovering oil in previously drilled and producing fields in 2009 by acquiring Oil and Natural Gas Leases in East Texas. The Financial Statements included in this prospectus cover the short period of time in which NTE operated during the year 2010. During that time, the company had access to private capital from sales of common stock to shareholders. The capital from investment by private shareholders was limited and sales were terminated late in 2010. The funds invested at that time were used mainly to begin the process of refurbishing wells and preparing well head installations for re-use. The short operations history will show that without on-going sources of working capital, the initial cost of getting wells and drill bores functional to begin the process of recovering oil that remains in the geological formation will not be met and significant delays in recovering the remaining oil would occur.

FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity

Without additional investment capital from shareholders or other sources, the company has no short term source of liquidity. In order to bring wells on-line and produce crude oil and natural gas to bring to market, significant amounts of working capital will be needed to continue.  Accordingly the company plans to systematically bring wells on-line that have the greatest initial production possibility as capital is available. The Company’s illiquid financial position could cause it to not be able to start producing oil in the near future unless working capital from the offering or some other source of short term liquidity is developed.

Results of Operations

Without additional investment capital from shareholders or other sources, the company has no short term source of liquidity. In order to bring wells on-line and produce crude oil and natural gas to bring to market, significant amounts of working capital will be needed to continue.  Accordingly the company plans to systematically bring wells on-line that have the greatest initial production possibility as capital is available. The Company’s illiquid financial position could cause it to not be able to start producing oil in the near future unless working capital from the offering or some other source of short term liquidity is developed.

The Company had no producing operations during the year ended December 31, 2011. The company has little or no useful comparative operating data that indicates any obvious trends or isolates any particular reason for any changes in the results in operations. The company had brief operations during 2009 and had net losses of approximately $55,000. In 2010, the company had net losses of approximately $209,000. The losses from the operations are attributed to the start of the process of preparing existing wells for production and preparing well sites for use. During the start up in 2009 and 2010, there was no revenue produced from oil and gas producing activities because of a shortage of working capital. Additional working capital is needed to complete the well preparation phase of our business plan and begin producing oil for market. We have at this time not identified any source other than the offering for the needed liquidity to begin oil and gas production. The production of oil and natural gas in a developmental stage as in the case of North Texas Energy, Inc. is capital intensive. Significant amounts of capital and strong liquidity are essential to the success of our oil and gas income producing activities. It is no guarantee that the liquidity and capital produced by the offering depicted in this prospectus will provide sufficient liquidity to begin successful oil and gas production at a level that would sustain self supplied liquidity depending on the expected production that is estimated in our engineering estimates of reserves. Successful results of operations at this time will depend greatly on our ability to find external sources of liquidity.

DIRECTORS, OFFICERS AND CONTROL PERSONS

Mr. Kevin Jones – Chairman and CEO-Director
Mr. Jones is the 52 year old founder of NTE and holds an MS degree and a PhD (ABD) in Physics. From December 1999 through June 2009, he worked with two divisions of General Dynamics, C4S and Land Systems. The past three years he worked with ManTech SRS Technologies. Both companies are major defense contractors. For the past 15 years, he has worked in program management and project management capacities. He managed $10M to $50M programs from inception to completion. Mr. Jones has managed programs and projects for the Missile Defense Agency, the Department of Defense (Army, Navy, and Marines), and the Department of Homeland Security. As program manager, he is responsible for the executive management of a program (and it associated projects) and ensures the program runs effectively and efficiently. He managed the development and implementation of the programmatic scope, integrated management plans, integrated management schedules, life cycle and logistics cost analyses, cost as an independent variable trade-off analysis, and programmatic risk management assessments. Through these and other program management tools, Mr. Jones allocated budgets, controlled costs, managed schedules, and met performance goals. He served as the Secretary and a Director for the Board of Directors of Remington Oil and Gas, Inc. for January and February of 2010.

Mr. Jones has simultaneously managed disparate programs whereby different management techniques were brought to bear in totally different ways to obtain the desired results. He has built and led successful professional operations while overseeing budgets and resources for bottom-line results. And he has also turned dysfunctional operations into efficient cost productive programs.

Sanah Marah – CFO
Mr. Sanah Marah is 35 years old and has been a Finance and Accounting Professional for over 14 years. He attended the prestigious University of London and holds a Business and Finance degree and also attended LeTourneau University and graduated with a B.A Accounting. He is a practicing Chattered Management Accountant C.M.A

For the past 11 years, he has held several professional roles in which he managed budgets and projects ranging from $100M to $800M. In 2001 to 2003, he served as a Sr. International Accountant for Blockbuster's Corporate Office in Dallas Texas. In that capacity, he was responsible for the consolidations and eliminations of all the International operations in Europe, Latin America and Asia. He ensured minimal currency exposure and liabilities with the use of FASB 52 and other hedging techniques. In addition, he created commentary on P&L fluctuations for each global region and reconciled all figures from foreign to U.S GAAP.

From Blockbuster Mr. Marah went on Dean Foods Company, the largest Dairy Producer and Manufacturer in the U.S. Between 2003 and 2007, he focused on the inter-company reconciliations and eliminations for 45 entities. As a Senior Accountant, he introduced a cashless inter-company confirmation process between sister companies. During the same period, he performed Sarbanes Oxley (SOX) implementation and testing to ensure proper internal controls accordingly. His last project was to ensure proper data integration and chart of accounts conversion to a new platform. The conversation was a success. All this was done while constantly managing the Internal Financial Reporting for four divisions and the reconciliation of the financials between the General Ledger and Hyperion.

After leaving Dean Foods Company in 2007, Mr. Marah went into private practice and consulted with several companies including, Ascent Capital Group and J.F Entertainment. As a finance consultant, he performed all finance and accounting roles from payables, receivables, cash management, budgeting & forecasting, Inventory management, Merger and Acquisitions, Fixed Assets Management and Payroll.

In 2009, Mr. Marah joined the Accounting Team at Greyhound's Corporate office in Dallas where his main focus was inventory management for all the U.S and Canadian Operations. He effectively managed all aspects of U.S and Canadian Operations area including, Fuel, Oil, Tires, Engine and Cores. Components of this included Bus Refurbishment Project $200M including budget and cash flow projections and spending . Mr Marah began  providing professional services to the company on a part time basis in January of  2011 while continuing with Greyhound.. Upon the effective date of the company’s registration statement Mr. Marah will provide full time services to the company as CFO.

No Officer or Director has been or is subject to any legal proceeding as identified in Regulation S-K Item 401(f)

TABLE OF OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN CONTROL PERSONS GREATER THAN 5%

Class of Stock	Name & Address of Owner	Number of Shares	Portion of Class (%)
Common	Kevin Jones-CEO, Director 5057 Keller Springs Road, Suite 300 Addison, Texas 75001	5,000,000	86%

No other person or entity as defined in SEC Rule 13d-3(a) has any right of ownership of common stock by the exercise of any; (1) warrant, option or right (2) conversion of any security agreement (3) power to revoke any trust agreement voluntarily or by automatic function

COMPENSATION OF OFFICERS AND DIRECTORS

No compensation in any form including payments of cash or in equity has been paid to either Director or to either of the Principal Executive Officers. Additionally no award of salary or equity has been accrued as payable for any officer or director for any current or prior service.  At this time no plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of  comparable companies in the same industry.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Award	Option Award	Non-Equity Incentive Plan
PEO Kevin Jones	2011	-0-	-0-	-0-	-0-	-0-
PFO Sanah Marah	2011	-0-	-0-	-0-	-0-	-0-

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Other Compensation	Total
Director Kevin Jones	2011	-0-	-0-	-0-	-0-	-0-
Director Sarah Marah	2011	-0-	-0-	-0-	-0-	-0-

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Prior to becoming the President and CEO of North Texas Energy Kevin Jones was the founding Secretary of the Board of Directors of Remington Oil and Gas Inc. His total service time was approximately two months in 2010. Mr. Jones has not at any time held any equity interest in or beneficial interest in the securities of Remington Oil and Gas Inc.

PLAN OF DISTRIBUTION

The company plans on offering its securities to the public without the assistance of an underwriter. This is not an underwritten offering. The company through its officers and directors will distribute the stock by direct sale to qualified individuals and entities. Subject to the termination of the company intends to engage the services of brokerage firms that quote stock prices and make markets in particular types of stock offerings that are members of the regulatory agencies that govern and or control their use and participation in the market quotation and stock selling services industry.

RECENT SALES OF UN-REGISTERED SECURTIES

The company recently sold securities in private transactions to private parties for cash. During the period January through September of 2010 the company sold a total of 831,000 shares to private parties in an offering exempted under Rule 504 Regulation D. The securities were all sold for cash.  A complete detailed list of those sales by date and consideration given is found in Exhibit 2.1 to this prospectus.

FINANCIAL STATEMENTS-CONSOLIDATED FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

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TABLE OF CONTENTS-SECTION F

Report of Independent Registered Public Accountant of North Texas Energy, Inc.

Balance Sheet of North Texas Energy, Inc. As of December 31, 2011 (Audited-Restated July 23, 2012)

Statement of Income and Operations of North Texas Energy, Inc. for the Twelve Months Ended December 31,2011 (Audited-Restated July 23,2012)

Statements of Cash Flow of North Texas Energy, Inc. for the Twelve Months Ended December 31, 2011 (Audited-Restated July 23,2012)

Statement of Stockholder's Equity of North Texas Energy, Inc for the Twelve Months Ended December 31, 2011 (Audited-Restated July 23, 2012)

Balance Sheets of Remington Oil and Gas, Inc. at  December 31, 2009, 2010 and January 31, 2011 (Audited)

Statements of Income and Operations of Remington Oil and Gas, Inc. Inc. for the Twelve Months Ended December 31, 2009 and 2010 and the One Month Ended January 31, 2011 (Audited)

Statements of Cash Flow of Remington Oil and Gas, Inc. for the Twelve Months Ended December 31, 2009 and 2010 and the One Month Ended January 31, 2011 (Audited)

Statement of Stockholder's Equity of Remington Oil and Gas, Inc. at  December 31, 2009 and 2010 and the One Month Ended January 31, 2011 (Audited)

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Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders

North Texas Energy, Inc.
ATTN: Mr. Kevin Jones
5057 Keller Springs Rd, Suite 300
Addison, TX.75001

We have audited the accompanying consolidated balance sheets of North Texas Energy, Inc. as of December 31, 2011, and the related statements of operations and changes in stockholder’s deficit and cash flows for the period from inception January 12, 2011 to the year then ending December 31, 2011.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had low revenue for the year 2011 and its ability to continue operations is based on the ability to obtain financing.   This condition raises substantial doubt about the ability of the Company to continue as a Going Concern.  The 2011 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Texas Energy, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The Financial Statements are dual-dated due to a change in accounting principle, specifically the reclassification of Goodwill to Extraordinary Gain on Mineral Rights and also eliminated the deferred tax asset which was instead disclosed as an un-recognized tax benefit (See NOTE 1).    Management has fully disclosed all facts associated with this event and the financial statements are restated with this impact.

/s/ Eugene M. Egeberg
Eugene M Egeberg, CPA
Baltimore, MD
14 May 2012     RESTATED July 25, 2012

NORTH TEXAS ENERGY, INC.  FINANCIAL STATEMENTS-BALANCE SHEET
(A Development Stage Company)
AT DECEMBER 31, 2011- RESTATED JULY 25, 2012 (AUDITED)

12/31/2011
Current Assets
Cash	-0-
Total Current Assets	-0-

Property & Equipment (Net of Depreciation)
Well Head & Storage Equipment	89,410
Mineral Rights-Proved Oil and Gas Reserves	2,404,480
Property, Plant and Equipment	2,543,890

Total Assets	2,543,890

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable	98,174
Accrued Leasehold Obligation	50,000
Total Current Liabilities	148,174
Equity
Common Stock-5,831,000 Shares Issued & Outstanding
Par Value .00001 per Share	50
Stock Subscription	(39,402)
Paid in Capital	205,968
Retained Earnings (Deficit)	2,229,100
Total Liabilities & Equity	2,543,890

NORTH TEXAS ENERGY, INC.  FINANCIAL STATEMENTS-INCOME STATMENT
(A Development Stage Company)
FOR THE TWELVE MONTHS ENDING DECEMBER 31, 201- RESTATED JULY 25, 2012 (AUDITED)

			Cumulative
			Since
	12/31/2011		Inception

Income From Operations	-		-

General & Administrative Expenses
Salaries & Wages
General Office Expense
Legal & Professional Fees
Repairs & Maintenance
Supplies & Materials
Total Expenses	-	-	-
Net Operating Income (Loss)

Gain-Acquisition of Remington Oil and Gas Inc. Mineral Rights & Equipment	2,543,890		2,543,890

Income Tax Benefit

Net Income	2,543,890	-	2,543,890

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NORTH TEXAS ENERGY, INC.  FINANCIAL STATEMENTS-CASH FLOW STATEMENT
(A Development Stage Company)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011-RESTATED JULY 25, 2012 (AUDITED)

			Cumulative
			Since
	12/31/2011		Inception

Net Income from Operations	2,543,890		2,543,890
Adjustments to Reconcile Net Income
To Net Cash From Operations
Net Gain-Extraordinary Item	(2,543,890)		(2,543,890)
(Gain on Acquisition of Mineral Rights and Equipment-Remington Oil and Gas)
Increase in Current Liabilities
Investing Activities-Equipment
Extraordinary Gain
Sale of Common Stock
Net Cash Change for the Period	-	-	-

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NORTH TEXAS ENERGY, INC. STATEMENTS OF STOCKHOLDER EQUITY
(A Development Stage Company)
AT DCEMBER 31, 2011-RESTATED JULY 25, 2012 (AUDITED)

	Common Stock		Additional	Accumulated	Total
	Shares	Amount	Paid-In- Capital	(Deficit)/ Surplus	Stockholder’s Equity

Beginning Balance January 1, 2011
Issued Common Stk	5,000,000	50	(50)
Issued Common Stk	831,000
Net Income				2,543,890	2,543,890
Ending Balance December 31, 2011	5,831,000	50	(50)	2,543,890	2,543,890

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NORTH TEXAS ENERGY, INC. NOTES TO THE FINANCIAL STATEMENTS

Note 1

Summary of Significant Accounting Policies

Generally Accepted Accounting Principles (GAAP)
These financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The Generally Accepted Accounting Principles (GAAP) have been applied in all reporting periods consistently since inception

Cash and Cash Equivalents
Cash reported is the value of any cash (demand) account. The company has no current obligations that restrict any amount of any cash balance. Cash as reported is cash only and includes no cash equivalents such as Marketable Securities, Treasury Bills or any other account of value that could be easily converted to cash.  Any inclusion of equivalents in reported cash balances would be those assets such as Marketable Securities, Treasury Bills or Bonds and any other commercial paper that could be converted easily to cash within 90 days.

Accounts Receivable
The Company accounts for Accounts Receivable when reported using the Allowance Method. Accounts Receivable, when existing are reported at the net-recognizable value of oil and gas products delivered to market for the quoted at the price for a barrel of Western Intermediate Crude Oil less an allowance for the estimated value of any accounts deemed not collectible. The company has no restrictions or financing agreements in force that restrict any portion of its Accounts Receivable.

Inventory
Although the company has no inventory and plans to deliver its products to market daily when recovered, it may from time to time store some quantity of crude oil for delivery to market. Any inventory on hand is valued at the quoted market price for Western Intermediate Crude Oil on the date of reporting. The company has not restrictions or financing agreements in force that restrict any portion of its Inventory on hand.

Fixed Assets and Equipment
All equipment is recorded at cost or fair market value when acquired. Equipment is depreciated over its useful life using the straight line method of depreciation usually over a period of seven (7) years. The company has acquired a total of $ 89,410 in assets it categorizes as “Wellhead” equipment. The wellhead equipment is equipment that is used directly or indirectly in the process of recovering oil and natural gas from the company’s wells and delivering it to market. The company acquired the equipment in an arrangement in which its wholly owned subsidiary Remington Oil and Gas, Inc. exchanged its outstanding shares on January 31,2011 for an equal number of shares in North Texas Energy Inc.(831,000 common shares) and North Texas Energy, Inc.’s assumption of Remington’s Leasehold Obligation of $50,000 on Remington’s oil and gas leases. The $ 50,000 Leasehold Obligation represents the fair market value of the equipment that is in place at the date of acquisition. The remainder of the equipment representing $ 39,410 is equipment that Remington Oil and Gas, Inc. purchased for cash. The arrangement is identified and the terms and conditions are explained in the “Purchase and Sale Agreement” included in the exhibits to this registration statement. The equipment is in place but has not yet been placed in service so no current period depreciation has been taken. Depreciation of the equipment will begin once the equipment is actually placed in service and recovery processes begin.

Accrued Lease Liability
The company’s accrued lease liability is obligated to the original oil and gas lease owner or assignee. As a result of the “Purchase and Sale Agreement” with Remington Oil and Gas, Inc., North Texas Energy, Inc. assumed the Leasehold Obligation of $ 50,000. It represents the fair market value of the pump and well equipment that is in place on the leased properties. Retirement of the Accrued Lease Liability is to be made in payments when oil and gas is recovered and delivered to market at the rate of 15% of the market value of the product delivered to market.

Principles of Consolidation
Our consolidated financial statements include the accounts of all of our wholly owned subsidiaries. Intra-company profits, transactions and balances have been eliminated in consolidation.

Operating Cycle
For the classification of Current Assets and Current Liabilities the company reports them as such based on a period of one year or less from the time the asset or liability is originally acquired or incurred.

Revenue Recognition
The company has not recognized any income at this point. The company recognizes income from the production of natural resources (crude oil and natural gas) that it produces from its wells at the time the product is delivered to market (refineries). The company has no current purchase commitments from buyers and has no inventory of crude oil or natural gas.

Method of Accounting for Costs and Disposing of Capital Costs.
The company utilizes the “Full Cost” method of accounting for costs related to its oil and gas exploration activities. However, the Company currently has no exploration activities and does not have any immediate plan to begin any exploration activities. The Company is solely an oil and gas producing company that focuses on producing crude oil from its proven developed reserves. As of December 31, 2012 the company has no capitalized development costs related to exploration activities. If in the future the company begins exploration activities it may revise its method of accounting for and disposing of Capital Exploration Costs.

Changes in Accounting Policies –Error Correction
At December 31, 2011 the Company previously reported Goodwill in the amount of $ 2, 504,480. The amount of Goodwill was recorded as a result of the acquisition of Remington Oil and Gas Inc. (Acquiree) by North Texas Energy Inc. (Acquirer) on January 31, 2011. On that date North Texas Energy Inc. acquired 100% of the outstanding common stock of Remington Oil and Gas by exchanging   831,000 shares of its common stock for all of the outstanding 831,000 shares of Remington Oil and Gas Inc. The amount of Goodwill was determined by estimating the Fair Value of the Assets and Liabilities Acquired in the transaction and recording that value net of the acquisition cost. No transaction costs were incurred in the process.

However, on July 23, 2012 the company changed its accounting treatment of the acquisition of the net assets from allocating the gain on the acquisition from “Goodwill” to “Mineral Rights. The Company restated its financial statements on July 23, 2012 in accordance with Generally Accepted Accounting Principles  by allocating the gain on the bargain purchase of the assets of Remington Oil and Gas Inc. to” Mineral Rights” on the Company’s balance sheet instead of allocating the gain to “Goodwill”. The changes affect only the current period ending December 31, 2011.

Fair Value Measurement of Assets Acquired in Acquisition of Remington Oil and Gas Inc.

To determine the fair value the company used the Income Approach. In that regard, the company’s consulting petroleum engineer produced from historical production data survey a Future Estimated Ultimate Recovery Schedule Summary (See Exhibit 99.2) to determine the probable future production in barrels of Crude Oil from the Company’s Mineral Rights acquired in the acquisition of Remington Oil and Gas.  Using the 2011 month end average price for Western Intermediate Crude Oil of $ 97 per barrel the company developed an estimated cash flow through its first projected full year of production (2013) totaling  $ 2,556,008. After assigning a discount value of 10 % the net fair value of the income through the company’s first full year of production was calculated to be $ 2,504,480. The value is derived by evaluating the Fair Value of the assets and liabilities acquired as follows.

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NORTH TEXAS ENERGY INC. VALUATION OF FAIR VALUE OF ASSETS ACQUIRED-2011
FOR THE YEAR ENDED DECEMBER 31, 2011

		FAIR VALUE MEASUREMENT USING

	Quoted Prices
	In Active
	Markets	Significant	Significant
	For Identical	Observable	Unobservable
	Products	Inputs	Inputs		Gains
Description	(Level 1)	(Level 2)	(Level 3)	Total Assets	(Losses)
Property, Plant and Equipment	89,410				89,410
Mineral Lease Obligation	$(50,000)				(50,000)
Intangible Assets-Mineral Rights
Oil and Gas Proven Reserves		2,504,480			2,504,480
	39,410	2,504,480		2,543,890	2,543,890

Level 1 represents assets and liabilities that have the most objective fair value estimates because they are based on information or "inputs" that are observable from active independent markets.

Level 2 estimates fair value using observable inputs from active external markets that: (a) are not actual fair values but are parameters that help estimate fair value; or (b) offer market prices for assets and liabilities that are similar but not the same as the type of assets or liability for which fair value is being estimated. In the latter case, some judgments are needed to adjust the available market price for similar assets and liabilities to estimate the fair value of the asset or liability.

Income Tax Expense

The Company has un-recognized tax benefits totaling approximately $90,028 derived from its application of Net Loss Carry Forwards that it will apply to its future tax expense when consolidating its tax return with Remington Oil and Gas Inc. The benefit is computed based on the Net Loss Carry Forward of as of December 31, 2010 of $ 264,790 using the current statutory tax rate.

Note 2

Registrant is a Development  Stage Enterprise

The company is a “Development Stage Company”. A development stage entity is one in which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Although the Company has had a very brief operating history it has not generated any income. The business is an Oil and Gas producing company that focuses on re-entering non-producing oil fields and re-starting production with existing wells. The company does not engage in oil and gas exploration nor does it invest in or involve itself in exploration activities.

Note 3

Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from normal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The main factor giving rise to the assessment of the substantial doubt about the Company’s  doubt to continue as a going concern is the company’s inability to obtain continued funding for the operation of  its oil and gas producing activities. Specifically, the funding to continue the rehabilitation and completion of needed Wellhead equipment and surface equipment to re-start production.  The possible effect of not obtaining equipment financing is that the company may have to delay indefinitely its plans to re-start oil production from its Proved Reserves. Management however believes that its current efforts to obtain equipment and operations financing will be successful given the current market outlook for the demand for the company’s reserves of crude oil in reservoirs in its leased oil field properties. Although the possibility exists for the company to discontinue field operations, Management believes that the inherent value of the leased properties and the Proved Reserves will eventually allow Management to find suitable funding sources for operations and become a viable crude oil producer. In addition to the offering of securities for sale to the public the company currently is diligently searching for other short term and long term sources of liquidity for its producing operations.

Note 4

Oil and Gas Producing Activities

The Company is engaged in the Oil and Gas producing business. December 31, 2011 the Company has Proved Oil and Gas Reserves (See Exhibit 99.1) totaling 689,474 barrels of crude oil on its leased properties as follows:

NORTH TEXAS ENERGY INC. CONSOLIDATED RESERVE QUANITY INFORMATON
FOR THE YEAR ENDED DECEMBER 31, 2011

	TOTAL	CRUDE OIL	USA-TEXAS
			M.W. Balch	New Diana
Proved Developed Reserves
Beginning of Year	-		-	-
Revisions of Previous Estimates	-		-	-
Improved Recovery	-		-	-
Purchase of Minerals in Place	689,474	689,474	291,794	397,680
Extensions and Discoveries	-		-	-
Production	-		-	-
Sales of Minerals In Place	-		-	-
Total Proved Developed Reserves	689,474	689,474	291,794	397,680

Entity's Share (100%)	689,474	689,474	291,794	397,680
(Total Consolidated Reserves)

Capitalized Costs Related to Oil and Gas Producing Activities

The company acquired capital equipment totaling $89,410 in its acquisition of Remington Oil and Gas Inc in January 2011in the share exchange described in the prospectus and the notes to the financial statements. No producing activities have begun and the equipment has not been put into service therefore no depreciation has been recorded, no depletion has been taken.

Net Capitalized Costs Relating to Oil and Gas Producing Activities at December 31, 2011

CONSOLIDATED
Proved Oil and Gas Properties	$89.410

Accumulated Depreciation, Depletion,
Amortization & Valuation Adjustments	-0-

Net Capitalized Costs	$89,410

Costs Incurred in Oil and Gas Property Acquisition, Exploration & Development

The Company in its acquisition of Remington Oil and Gas Inc. assumed the Oil and Gas Lease Commitment of $ 50,000 related to the property on which eighteen wells exist. The company received well head equipment totaling $ 89,410 in the acquisition.

Acquisition of Properties	United States (Texas)
Proved Reserves	$50,000
Development Costs
Exploration Costs
Total	$50,000

The Company incurred no costs during the year ended December 31, 2011 for Exploration or Development Costs except for the assumption of the Oil and Gas Lease. The Company entered into an agreement to acquire the Proved Crude Oil Reserves of Remington Oil and Gas Inc. during 2011.  In that transaction the company had no transaction costs. The net cost of the acquisition aside from the assumption of the Lease Commitment  was the issuance of 831,000 shares of its common stock to the Acquiree at par value (.00001 per share) for the equal number of shares of Remington Oil and Gas. The share exchange transaction was deemed to be for equally valued shares of privately held securities.

The company had no producing activities for the year ended December 31, 2011 as follows;

NORTH TEXAS ENERGY INC. CONSOLIDATED RESULTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

	TOTAL	CRUDE OIL	USA-TEXAS
			M.W. Balch	New Diana
Revenues	-	-	-	-
Sales
Transfers
Total	-0-	-0-	-0-	-0-

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NORTH TEXAS ENERGY INC. STANDARDIZED MEASURE FOR DISCOUNTED
FUTURE NET CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2011

	USA-TEXAS
	Changes in 2011	2012
Consolidated
Future Cash Inflows	164,233	164,233
Future Production & Development Costs	(636,486)	(636,486)
	(472,253)	(472,253)
Future Income Tax Expense		-
Application of Deferred Tax Benefits

Future Net Cash Flows		-
10% Annual Discount for Estimated
Timing of Cash Flow		-

Standardized Measure of Future
Net Cash Flows	(472,253)	(472,273)

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Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Remington Oil and Gas, Inc.
ATTN: Mr. Kevin Jones
5057 Keller Springs Rd, Suite 300
Addison, TX.75001

We have audited the accompanying balance sheet of Remington Oil and Gas, Inc. as of January 31, 2011, and the related statements of operations and changes in stockholder’s deficit and cash flows for the one month then ended.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had low revenue for the prior two years including the audited month of January 2011, and its ability to continue operations is based on the ability to obtain financing.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.  The one month 2011, and two year 2010 and 2009 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Oil and Gas, Inc. of January 31, 2011 and the results of its operations and its cash flows for the one month then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M Egeberg
Eugene M Egeberg, CPA
Baltimore, MD
14 May 2012

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Remington Oil and Gas, Inc.
ATTN: Mr. Kevin Jones
5057 Keller Springs Rd, Suite 300
Addison, TX.75001

We have audited the accompanying balance sheets of Remington Oil and Gas, Inc. as of December 31, 2010 and December 31, 2009, and the related statements of operations and changes in stockholder’s deficit and cash flows for the two years then ended.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had low revenue for the years 2010 and 2009 and its ability to continue operations is based on the ability to obtain financing.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.  The 2010 and 2009 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Oil and Gas, Inc. of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the two years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M Egeberg
Eugene M Egeberg, CPA
Baltimore, MD
14 May 2012

REMINGTON OIL AND GAS, INC.  FINANCIAL STATEMENTS-BALANCE SHEETS
(A Development Stage Company)
AT DECEMBER 31, 2009, 2010 & JANUARY 31, 2011 (AUDITED)

	01/31/2011	12/31/2010	12/31/2009
ASSETS
Current Assets
Cash	-0-	-0-	-0-
Total Current Assets	-0-	-0-	-0-

Property & Equipment (Net of Depreciation)
Well Head & Storage Equipment	$89,410	$89,410	89,410
Other Assets
Goodwill

Total Assets	$89,410	$89,410	89,410

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable	$98,174	$98,174	94,367
Accrued Leasehold Obligation	$50,000	$50,000	50,000
Total Current Liabilities	$148,174	$148,174	144,367
Equity
Common Stock-831,000 Shares Issued & Outstanding
Par Value .00001 per Share	$8	8	-
Paid in Capital	$206,018	206,018	-

Retained Earnings (Deficit)	$(264,790)	(264,790)	(54,957)
Total Liabilities & Equity	89,410	89,410	89,410

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REMINGTON OIL AND GAS,  INC. FINANCIAL STATEMENTS-INCOME STATEMENTS
(A Development Stage Company)
FOR THE 12 MONTHS ENDED DECEMBER 31, 2010 AND 2009
AND ONE MONTH ENDED JANUARY 31, 2011(AUDITED)

				Cumulative Since
	1/31/2011	12/31/2010	12/31/2009	Inception

Income From Operations

General & Administrative Expenses
Salaries & Wages	-	(76,215)	-	(76,215)
General Office Expense	-	(28,237)	-	(28,237)
Legal & Professional Fees	-	(34,118)	-	(34,118)
Repairs & Maintenance	-	(25,112)	-	(25,112)
Supplies & Materials	-	(46,151)	(54,957)	(101,108)
Total Expenses	-	(209,833)	(54,957)	(264,790)
Net Operating Income (Loss)	-	(209,833)	(54,957)	(264,790)

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REMINGTON OIL AND GAS, INC. FINANCIAL STATEMENTS-CASH FLOW STATEMENTS
(A Development Stage Company)
AT DECEMBER 31, 2009 AND 2010
AND ONE MONTH ENDED JANUARY 31, 2011 (AUDITED)

				Accumulated
				Since
	1/31/2011	12/31/2010	2/31/2009	Inception
Operating Activities
Net Income From Operations	-	(209,833)	(54,957)	(264,790)
Adjustments to Reconcile Net Income to Net Cash Provided by Operations
Increase in Accounts Payable		3,807	94,367	98,174
Increase (Decrease) in Current Liabilities-Leasehold Obligation			50,000	50,000
Net Cash Provided From Operating Activities	-	(206,026)	89,410	(116,616)
Financing Activities
Decrease in Current Liabilities-Lease Commitment

Sale of Common Stock		206,026		206,026
Investing Activities
Aquisition of Well Head Equipment			(89,410)	(89,410)
Adjustments to Paid-In-Capital-Stock Subscription
Net Cash Increase for the Period	-	-	-	-
Cash-Beginning of the Period	-	-	-	-
Cash-End of the Period	-	-	-	-
Accumulated (Deficit) Since Inception of Operations	(264,790)	(264,790)	(54,957)	(264,790)

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REMINGTON OIL AND GAS, INC. STATEMENTS OF STOCKHOLDER EQUITY
(A Development Stage Company)
DECEMBER 31 2009, 2010 AND JANUARY 31, 2011 (AUDITED)

	Common Stock		Additional		Total
	Shares	Amount	Paid-In- Capital	Accumulated Deficit	Stockholder’s Equity
Beginning Balance January 1, 2009					-0-

Net Loss				(54,957)	(54,957)

Ending Balance January 31, 2009				(54,957)	(54,957)

Beginning Balance January 1, 2010				(54,957)	(54,957)

Sale of Common Stock-Cash	831,000	8	206,018		206,024

Net Loss				209,833	(209,833)

Ending Balance December 31,2010	831,000	8	206,018	(264,790)	(264,790)

Beginning Balance January 1, 2011	831,000	8	206,018	(264,790)	(264,790)

Stock Subscription Agreement				(264,790)	(264,790)

Ending Balance January 31, 2011	831,000	8	206,018	(264,790)	(264,790)

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REMINGTON OIL AND GAS, INC. NOTES TO THE FINANCIAL STATEMENTS

Note 1

Summary of Significant Accounting Policies

Generally Accepted Accounting Principles (GAAP)
These financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The Generally Accepted Accounting Principles (GAAP) have been applied in all reporting periods consistently since inception

Cash and Cash Equivalents
Cash reported is the value of any cash (demand) account. The company has no current obligations that restrict any amount of any cash balance. Cash as reported is cash only and includes no cash equivalents such as Marketable Securities, Treasury Bills or any other account of value that could be easily converted to cash.  Any inclusion of equivalents in reported cash balances would be those assets such as Marketable Securities, Treasury Bills or Bonds and any other commercial paper that could be converted easily to cash within 90 days.

Accounts Receivable
The Company accounts for Accounts Receivable when reported using the Allowance Method. Accounts Receivable, when existing are reported at the net-recognizable value of oil and gas products delivered to market for the quoted at the price for a barrel of Western Intermediate Crude Oil less an allowance for the estimated value of any accounts deemed not collectible. The company has no restrictions or financing agreements in force that restrict any portion of its Accounts Receivable.

Inventory
Although the company has no inventory and plans to deliver its products to market daily when recovered, it may from time to time store some quantity of crude oil for delivery to market. Any inventory on hand is valued at the quoted market price for Western Intermediate Crude Oil on the date of reporting. The company has not restrictions or financing agreements in force that restrict any portion of its Inventory on hand.

Fixed Assets and Equipment
All equipment is recorded at cost or fair market value when acquired. Equipment is depreciated over its useful life using the straight line method of depreciation usually over a period of seven (7) years. The company has acquired a total of $ 89,410 in assets it categorizes as “Wellhead” equipment. The wellhead equipment is equipment that is used directly or indirectly in the process of recovering oil and natural gas from the company’s wells and delivering it to market.

Accrued Lease Liability
The company’s accrued lease liability is obligated to the original oil and gas lease owner or assignee. It represents the fair market value of the pump and well equipment that is in place on the leased properties. Retirement of the Accrued Lease Liability is to be made in payments when oil and gas is recovered and delivered to market at the rate of 15% of the market value of the product delivered to market.

Principles of Consolidation
Our consolidated financial statements include the accounts of all of our wholly owned subsidiaries. Intra-company profits, transactions and balances have been eliminated in consolidation.

Operating Cycle
For the classification of Current Assets and Current Liabilities the company reports them as such based on a period of one year or less from the time the asset or liability is originally acquired or incurred.

Revenue Recognition
The company has not recognized any income at this point. The company recognizes income from the production of natural resources (crude oil and natural gas) that it produces from its wells at the time the product is delivered to market (refineries). The company has no current purchase commitments from buyers and has no inventory of crude oil or natural gas.

Income Taxes
The company has net operating losses of $ 264,790 at December 31, 2011. No provision has been made to record any tax benefit that might be available to the company as a result of applying its losses in the form of a Net Loss Carry Forward or Carry Back to future earnings.

Method of Accounting for Costs and Disposing of Capital Costs.
The company utilizes the “Full Cost” method of accounting for costs related to its oil and gas exploration activities. However, the Company currently has no exploration activities and does not have any immediate plan to begin any exploration activities. The Company is solely an oil and gas producing company that focuses on producing crude oil from its proven developed reserves. As of December 31, 2012 the company has no capitalized development costs related to exploration activities. If in the future the company begins exploration activities it may revise its method of accounting for and disposing of Capital Exploration Costs.

Note 2

Registrant is a Development  Stage Enterprise

The company is a “Development Stage Company”. A development stage entity is one in which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Although the Company has had a very brief operating history it has not generated any income. The business is an Oil and Gas producing company that focuses on re-entering non-producing oil fields and re-starting production with existing wells. The company does not engage in oil and gas exploration nor does it invest in or involve itself in exploration activities.

Note 3

Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from normal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The main factor giving rise to the assessment of the substantial doubt about the Company’s doubt to continue as a going concern is the company’s inability to obtain continued funding for the operation of its oil and gas producing activities. Specifically, the funding to continue the rehabilitation and completion of needed Wellhead equipment and surface equipment to re-start production.  The possible effect of not obtaining equipment financing is that the company may have to delay indefinitely its plans to re-start oil production from its Proved Reserves. Management however believes that its current efforts to obtain equipment and operations financing will be successful given the current market outlook for the demand for the company’s reserves of crude oil in reservoirs in its leased oil field properties. Although the possibility exists for the company to discontinue field operations, Management believes that the inherent value of the leased properties and the Proved Reserves will eventually allow Management to find suitable funding sources for operations and become a viable crude oil producer.

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.LITIGATION

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity.

STOCK TRANSFER AGENT

Our stock transfer agent is:   Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco TX 75034. The contact numbers are: Office (972) 963-0012 and FAX (972) 633-0088. The website is: stctransfer.com.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by securities counsel Mintz & Fraade, P.C. as shown in Exhibits 5.1.

 EXPERTS

Our consolidated comparative financial statements for the years ended December 31, 2010 and December 31, 2009 are included in this prospectus and in the registration statement and have been audited by Eugene Egeberg Certified Public Accountant an independent registered public accounting firm, as stated in their report appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3)of the Securities Act of 1933.

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

	v.	Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

vi.
 The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons:

vii.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 26th day of July 2012

North Texas Energy, Inc.

By:	/s/ Kevin Jones
Kevin Jones
Chairman and Chief Executive Officer

NORTH TEXAS ENERGY, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of July 2012.

Signature	Title	Date

/s/ Kevin Jones	Chairman and Chief Executive Officer	July 26, 2012
Kevin Jones	(Principal Executive Officer)

/s/ Sanah Marah	Chief Financial Officer	July 26, 2012
Sanah Marah	(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2.1	Schedule of Un-Registered Sales of North Texas Energy Stock (Previously filed 12/30/2011)
2.2	Purchase and Sales Agreement (Previously filed 2/23/2012)
3.1	Articles of Incorporation of North Texas Energy, Inc. (Previously filed 12/30/2011)
3.2	By-Laws of North Texas Energy, Inc. (Previously filed 12/30/2011)
5.1	Updated Opinion of Legal Counsel-Issuance of Stock
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Updated Technical Report of Petroleum Engineer Regarding Oil and Gas Reserves (Previously filed 5/16/2012)
99.2	M W Balch Lease and New Diana Field 3-year EUR (Previously filed 5/16/2012)